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                                  SCHEDULE 14C
                                 (REG. 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

      / /        Preliminary Information Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
      /X/        Definitive Information Statement
                      AMERICAN ORIENTAL BIOENGINEERING, INC.
      -----------------------------------------------------------------------
                   (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11.
/ /        Fee paid previously with preliminary materials.

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ITEM 1.  INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A.

14A ITEM 1.  DATE, TIME AND PLACE INFORMATION.

    (a) The date of the consent to action reported in this Information Statement was August 2, 2002. The mailing address for purposes of communicating with the Company is No.12 Jiance Road, Nangang District, Harbin, People Republic of China 15008.

    (b) This Information Statement will be mailed to security holders on or after October 14, 2002.

    (c) Inapplicable to Information Statement.

14A ITEM 2.  REVOCABILITY OF PROXY.

    Inapplicable to Information Statement.

14A ITEM 3.  DISSENTERS' RIGHT OF APPRAISAL.

    The present action by the shareholders of the Registrant does not give rise to "Rights of Dissenting Owners" as established in the Nevada Revised Statutes sections 92A.300 et. seq.

14A ITEM 4.  PERSONS MAKING THE SOLICITATION.

    Inapplicable to Information Statement

14A ITEM 5.  INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.

    Inapplicable to Information Statement

14A ITEM 6.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

    (a) As of August 2, 2002, the number of shares outstanding and eligible to vote in this matter was 10,141,017, of which 7,161,997 voted in favor of the proposal.

    (b) The record date for security holders voting on this proposal was August 2, 2002.

    (c) Inapplicable to Information Statement.

    (d) Beneficial Ownership of Directors and Officers of the Registrant and Persons who Own more than 5% of the Registrant's Common Stock:

NAME                                         POSITION HELD       SHARES     PERCENT OF CLASS
----                                       ------------------   ---------   ----------------
Shujun Liu...............................  President/Director   4,900,319       48.3
Jun Min..................................  Stockholder          1,206,228       11.89
Yanchun Li...............................  COO / Director       1,055,450       10.40
Zenith Petroleum.........................  Stockholder            856,768        8.44

    (e) On December 18, 2001, the Registrant and Harbin Bioengineering entered into an agreement whereby the Registrant acquired 100% of the equity interest of Harbin Bioengineering. As a result, Harbin Bioengineering became a wholly-owned subsidiary of the Registrant (the "Acquisition"). The Registrant exchanged 8,538,943 shares of its common stock for that number of shares of Harbin Bioengineering that constitutes 100% of the equity interest of Harbin Bioengineering. On December 18, 2001, the directors and executive officers of the Registrant resigned and Shujun Liu was appointed Chairman of the Board of Directors and President of the Registrant. On June 26, 2002, the Acquisition became effective when the Registrant filed Articles of Exchange with the Secretary of State of Nevada.

14A ITEMS 7 THROUGH 10.

    Inapplicable to this Information Statement

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14A ITEM 11.  AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR
  EXCHANGE.

    (a) A total of 20,284,810 shares of Common Stock and 1,000,000 shares of Class A Preferred Stock will be issued by the Registrant in consideration for all of the ownership interest in a soybean protein peptide biochemical engineering project (the "Project") as described in the Purchase Agreement, dated as of August 17, 2002 by Shujun Liu and the Registrant, attached hereto as
Exhibit 10.1. The value of the Common Stock to be issued is approximately $3,205,000 which is equivalent to $0.158 per share of common stock which is the average of the closing price for the five-day period immediately following the date of the Purchase Agreement, Aug 19 to Aug 23. By acquiring the Project, among other assets, the Registrant will acquire ownership of the building housing the Project's manufacturing plant, manufacturing equipment, and environmental control equipment the historical cost of which is approximately $3,205,000. In addition, the Registrant will receive the right to produce the products that resulted from the Project as well as ownership rights on a pending patent in China for the process of the extraction and production of soybean peptide. The patent registration is expected to be issued in December 2002. The Project, including the production, marketing and sales of various functional soybean peptide medical tablets and powders, was valued by Vigers, an independent appraiser in Hong Kong, on June 30, 2002, to have a fair market value of $40,406,000.

    (b) The shares of common stock to be issued will be identical in rights, privileges and preferences to those shares of the Registrant's common stock already issued and outstanding. The shares of Class A Preferred Stock to be issued will provide their holder(s) with aggregate voting rights constituting 25% of total voting rights in the Registrant as well as a liquidation preference in the event of the distribution of assets upon any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary.

    (c) The Project was established by Shujun Liu in conjunction with Harbin Medical University in Harbin City, Heilongjiang Province, People Republic of China. The Project engaged in derivatives and extractions of soybean protein peptides. The Project had a duration of five (5) years and was completed in 2000. The owner of the Project, Shujun Liu, is a natural person residing in China. Mr. Liu has applied for a patent on the technical know-how of the extraction and production of soybean peptide in China and the patent registration is expected to be issued in December 2002.

    Soybean peptides consist of a combination of enzymes that are biologically functional. Soybean peptides are derived from soybeans through a biochemical engineering process involving cutting, decomposition, conversion and synthesis of soybean protein. Soybean peptides can be absorbed by the body. In addition to adsorbing soybean peptide directly in the form of various tablets or powders, soybean peptide can be an additive in various foods and beverages including milk, tea and coffee.

    By acquiring the Project, among other assets, the Registrant will acquire ownership of a manufacturing plant, manufacturing equipment, and environmental control equipment the historical cost of which is approximately $3,205,000. In addition, the Registrant will receive the ownership rights on a pending patent in China for the process of the extraction and production of soybean peptide. The patent registration is expected to be issued in December 2002. The Project, including the production, marketing and sales of various functional soybean peptide medical tablets and powders, was valued by Vigers, an independent appraiser in Hong Kong, on June 30, 2002, to have a fair market value of $40,406,000. The Registrant will obtain ownership of the Project in exchange for issuing to Shujun Liu, Chang Min Wang, Gui Xiang Qiu, Wei Hu, Yan Wang and Sheng Jiang (the "Transferees") an aggregate of 20,284,810 shares of Common Stock and 1,000,000 shares of Class A Preferred Stock. The value of the Common Stock to be issued is approximately $3,205,000 which is equivalent to $0.158 per share of Common Stock which is the average of the closing price for the five-day period immediately following the date off the Purchase Agreement, Aug 19 to Aug 23.

    (d) The impact of the purchase of the Project will be to increase the issued and outstanding number of shares of the Registrant to 30,435,827 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Registrant will acquire ownership of a manufacturing plant, manufacturing

                                       3
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equipment, and environmental control equipment that has an historical cost of approximately $3,205,000. In addition, the Registrant will receive the right to produce the products that resulted from the Project as well as ownership rights on a pending patent in China for the process of the extraction and production of soybean peptide. The patent registration is expected to be issued in December 2002. The Project, including the production, marketing and sales of various functional soybean peptide medical tablets and powders, was valued by Vigers, an independent appraiser in Hong Kong, on June 30, 2002, to have a fair market value of $40,406,000. The purchased Project is crucial to the Registrant's expansion and growth in the field of bioengineering and is essential to its technological strategy. Acquiring the Project will enable the Registrant to increase the development of its products and is expected to increase the Registrant's revenue and income in the near future.

14A ITEM 12.  MODIFICATION OR EXCHANGE OF SECURITIES

    Inapplicable to Information Statement

14A ITEM 13.  FINANCIAL AND OTHER INFORMATION.

    (a) See item (b)

    (b) Financial statements are incorporated by reference to the Registrant's most recent 10-KSB, for the quarter ended June 30, 2002, filed as of August 14, 2002.

    (c) The list of filings incorporated by reference appears on the last page of this document.

14A ITEM 14.  MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS.

    Inapplicable to Information Statement

14A ITEM 15.  ACQUISITION OR DISPOSITION OF PROPERTY.

    (a) See Item 11(c) above.

    (b) The value of the Common Stock to be issued is approximately $3,205,000 which is equivalent to $0.158 per share of Common Stock which is the average of the closing price for the five-day period immediately following the date off the Purchase Agreement, Aug 19 to Aug 23. By acquiring the Project, among other assets, the Registrant will acquire ownership of a manufacturing plant, manufacturing equipment, and environmental control equipment the historical cost of which is $3,205,000. In addition, the Registrant will receive the ownership rights on a pending patent in China for the process of the extraction and production of soybean peptide. The patent registration is expected to be issued in December 2002. The Project, including the production, marketing and sales of various functional soybean peptide medical tablets and powders, was valued by Vigers, an independent appraiser in Hong Kong, on June 30, 2002, to have a fair market value of $40,406,000. The shares issued by the Registrant as consideration will be distributed to the Transferees as follows:

       Shujun Liu--11,484,810 shares of Common Stock; 1,000,000 shares of Preferred Stock.
       Chang Min Wang--1,500,000 shares of Common Stock.
       Gui Xiang Qiu--1,500,000 shares of Common Stock.
       Wei Hu--1,400,000 shares of Common Stock.
       Yan Wang--1,400,000 shares of Common Stock.
       Zi Yun Zhou--1,500,000 shares of Common Stock
       Sheng Jiang--1,500,000 shares of Common Stock.

    Shujun Liu is the President and Chairman of the Registrant's Board of Directors and a shareholder of 4,900,319 of the Registrant's shares of Common Stock.

    The address for each of the Transferees is No.12 Jiance Road, Nangang District, Harbin, People Republic of China 15008.

                                       4
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    (d) Shujun Liu agreed to assign, transfer and deliver to the Registrant, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, the whole ownership interest of the Project and the Registrant agreed to issue and deliver the aggregate of 20,284,810 shares of the Registrant's Common Stock and 1,000,000 shares of the Registrant's Preferred Stock to the Transferees as described in subsection
(b) above.

14A ITEMS 16, 17 AND 18 ARE INAPPLICABLE TO THIS INFORMATION STATEMENTS.

14A ITEM 19.  AMENDMENT OF CHARTER, BY-LAWS OR OTHER DOCUMENTS.

    The Registrant's stockholders voted on August 9, 2002 to amend the Registrant's Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 60,000,000 and to create a class of Preferred Stock, the number of authorized shares of which shall be 2,000,000 at $0.01 per share. The amendment shall become effective approximately 20 days after the filing of this information statement.

14A ITEM 20.  OTHER PROPOSED ACTION.

    Inapplicable to this information statement.

14A ITEM 21.  VOTING PROCEDURES.

    Inapplicable to this information statement.

14A ITEM 22.  INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT.

    Inapplicable to this information statement.

           FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2.  STATEMENT THAT PROXIES ARE NOT SOLICITED.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3.  INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
  UPON.

    The owner of the Project, Shujun Liu, is the Registrant's President and Chairman of Board of Directors and owns 4,900,319 shares of the Registrant's Common Stock. Shujun Lui excused himself from voting on the foregoing matter when it was brought before the Registrant's Board of Directors. No director has indicated any intention to oppose the acquisition.

ITEM 4.  PROPOSALS BY SECURITY HOLDERS.

    No proposals in opposition to this proposal have been received by the Company.

ITEM 5.  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

    Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

                                       5
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       AMERICAN ORIENTAL BIOENGINEERING, INC.
                                                       (Registrant)

                                                       By:  /s/ SHUJUN LIU
                                                            -----------------------------------------
                                                            Shujun Liu

Dated: October 11, 2002

                      MATERIAL INCORPORATED BY REFERENCE:

    The Quarterly Report of the Registrant on Form 10QSB, for the periods ending June 30, 2002, filed with the Commission on August 14, 2002.

                                       6